Exhibit 4.3

HERITAGE DISTILLING HOLDING COMPANY, INC.

MASTER RESTRICTED STOCK UNIT AWARD AGREEMENT

This Master Restricted Stock Unit Award Agreement (“Agreement”) is made by and between Heritage Distilling Holding Company, Inc., a Delaware corporation (“Company”), and the participant who accepts this Agreement with an electronic signature (“Participant”) and shall be effective as of the date first accepted by Participant. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Company’s 2019 Stock Incentive Plan (“Plan”). A copy of the Plan has been provided to Participant.

Date of Award:	Each as set forth in the electronic record maintained by the Company memorializing an Award (the “Award Record”)
Vesting Commencement Date:
Number of Restricted Stock Units (“RSUs”) Subject to Award:

1. Grant of RSU. The Company hereby grants to Participant a Restricted Stock Unit Award (“Award”) for a number of shares of Common Stock of the Company set forth in the Award Record (“Shares”). The Award is subject to all of the terms and conditions set forth herein and in the Plan, which is incorporated herein in its entirety. In the event of any conflict between the terms in the Agreement and the Plan, the terms of the Plan will control. For purposes of this Agreement, references to an “outstanding” RSU means an RSU that has been granted under an Award but has not yet become a Vested RSU (as defined below). Such outstanding RSUs shall remain set aside for Participant until they are fully vested, unless and until they are terminated, forfeited or otherwise revert to the Company as specifically outlined herein.

2. Vesting.

2.1 Participant will receive a benefit with respect to an RSU only if it vests. Except as explicitly set forth below, both of the vesting requirements described in Sections 2.2 and 2.3 below must be satisfied in order for an RSU to vest and become a “Vested RSU.” An RSU shall vest and become a Vested RSU on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU.

2.2 The “Service-Based Requirement” will be satisfied as follows: the Service-Based Requirement will be satisfied with respect to 25% of the total number of RSUs subject to this Award on the 12-month anniversary of the applicable Vesting Commencement Date, and the Service-Based Requirement will be satisfied with respect to 1/36th of the remaining number of RSUs monthly thereafter, such that the Service-Based Requirement with respect to RSUs subject to this Award is fully satisfied on the fourth anniversary of the applicable Vesting Commencement Date; provided, however, that if a Liquidity Event (as defined below) occurs prior to Participant’s Termination of Service, the Service-Based Requirement will be deemed to have been fully satisfied with respect to all of Participant’s then-unvested RSUs and all of the RSUs will be Vested RSUs upon the occurrence of the Liquidity Event. Except as otherwise expressly provided in this Agreement, vesting under this Section 2.2 will cease upon Participant’s Termination of Service for any reason.

2.3 The “Liquidity Event Requirement” will be satisfied as to any then-outstanding RSUs upon the occurrence of a Liquidity Event (as defined below) prior to Participant’s Termination of Service. A “Liquidity Event” means the first to occur of the following: (1) a Change in Control (as defined below); (2) the expiration of any lock-up in connection with an IPO (as defined below); (3) the Sale of an HDC Brand (as defined below) or the sale of any HDC subsidiary, or any entity in which the Company has an ownership stake of no less than 10%; or (4) the date that is one day prior to the tenth anniversary of the Date of Award of a particular RSU.

2.4 Notwithstanding the foregoing, Participant shall forfeit all RSUs that have met the Service-Based Requirement if Participant is employed by a competitor at any time following Participant’s Termination of Service.

2.5 Notwithstanding any other provision of this Agreement and the Plan to the contrary, upon a voluntary Termination of Service by Participant or Participant’s involuntary Termination of Service by death, disability, or for Cause (as defined below), all RSUs will be forfeited without payment on the date of the Termination of Service.

2.6 Notwithstanding any other provision of this Agreement and the Plan to the contrary, upon an involuntary Termination of Service by Participant for any reason other than by death, disability, or for Cause (as defined below), all RSUs will be forfeited without payment on the date of the Termination of Service. At the Company’s sole discretion, RSUs granted pursuant to an Award which have met the Service-Based Requirement prior to Participant’s involuntary Termination of Service by the Company for any reason other than by death, disability or for Cause (as defined below) may remain outstanding following such Termination of Service until such time (if any) as the Liquidity Event Requirement has been satisfied; provided, however, that, for purposes of this Section 2.6, the Liquidity Event Requirement shall be deemed satisfied only if either of the events described in clause (1) or (4) in Section 2.3 occurs. For the avoidance of doubt, under this Section, RSUs granted pursuant to an Award which have not met the Service-Based Requirement prior to Participant’s involuntary Termination of Service by the Company for any reason other than by death, disability or for Cause (as defined below) will be forfeited without payment on the date of the Termination of Service.

2.7 For purposes of this Agreement:

(a) “Cause” means (i) Participant’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving dishonesty, wrongful taking of property, immoral conduct, bribery or extortion or any felony; (ii) willful material misconduct by Participant in connection with the business of the Company; (iii) Participant’s continued and willful failure to perform substantially his or her responsibilities to the Company, after written demand for substantial performance has been given by the Company that specifically identifies how Participant has not substantially performed his or her responsibilities and Participant has failed to reasonably cure such performance; or (iv) Participant’s willful disclosure of confidential information.

(b) “Change in Control” means:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting formally or informally as a group (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of the issuance of new shares of the Company to a Person that is approved by the Board will not be considered a Change in Control; or

(ii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (ii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) “IPO” means the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the Company’s Common Stock.

(d) “Sale of an HDC Brand” means the sale of any Company product or product line that accounts for more than 20% of the Company’s sales or volume of production during the 12 months immediately prior to the sale.

3. Settlement.

At the time an RSU becomes a Vested RSU, the Company will deliver one Share for each Vested RSU promptly following the date on which the RSU becomes a Vested RSU, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs (such date or event, a “settlement”). Participant will be required to sign the Company’s Stockholder Agreement dated May 1, 2019, as may be amended from time to time, prior to any Shares being issued.

4. No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship (whether as an officer, director, consultant or otherwise) with, the Company or any parent, subsidiary or affiliate of the Company, or limit in any way the right of the Company (or any parent, subsidiary or affiliate of the Company) to terminate Participant’s employment or other relationship at any time, with or without Cause.

5. Taxes.

5.1 Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legal applicability thereto, which are traditionally the responsibility of the recipient (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Any Tax-Related Items of Participant resulting from any disposition of the RSUs by Participant shall remain the responsibility of Participant.

5.2 Prior to any relevant taxable or tax withholding event or settlement, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax- Related Items.

5.3 Participant agrees to pay to the Company any amount of his or her portion of Tax- Related Items that the Company may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Plan or of this Agreement, if Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items when due, Participant permanently forfeits the RSUs on which the Tax-Related Items were not satisfied and also permanently forfeits any right to receive Shares thereunder. In that case, the forfeited RSUs will be returned to the Company at no cost to the Company.

5.4 If the settlement of the Vested RSUs occurs in connection with Participant’s Termination of Service, and Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, as determined by the Board, as of the date of the Termination of Service, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (x) the date that is six months following the Termination of Service and (y) Participant’s death.

5.5 The Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with, or failure to meet an exemption from, Section 409A of the Code.

6. Compliance with Laws and Regulations. The settlement of the RSUs and the issuance and transfer of Shares in respect of the RSUs shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. If any part of this Agreement is deemed to be invalid by statute, regulation or rule, the implementation of the obligations herein shall be restructured to maximize to the greatest extent possible the benefits, or net cash equivalent thereof, Participant would have received had the Agreement been fully implemented as originally drafted.

7. Nontransferability of RSUs. The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the RSUs shall be binding upon the executors, administrators, successors and assigns of Participant. Failure of any recipient by way of will or other inheritance transfer or distribution to execute any reasonably required documents, or to cover any aforementioned tax obligations associated with the RSUs or Shares shall void the RSUs or Shares at no cost to the Company.

8. Privileges of Stock Ownership. Participant shall not have any of the rights of a stockholder with respect to any Shares until the RSUs have been settled.

9. Repurchase Rights of the Company. At any time within 180 days after Participant’s Termination of Service, the Company, or its assignee, may elect to repurchase all or any portion of the Shares issued for Vested RSUs by giving the Purchaser written notice of exercise of the repurchase option (the “Repurchase Notice”). The Repurchase Notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected. The purchase price for the Shares repurchased under this Section 9 (the “Repurchase Price”) shall be equal to the sum of (i) the fair market value of the Shares, as determined by the Company’s board of directors in its reasonable discretion, multiplied by the number of Shares to be repurchased. The Repurchase Price shall be payable by cash or check.

10. Market Standoff Agreement. Participant acknowledges and agrees to comply with the Market Standoff restrictions set forth in Section 17.5 of the Plan.

11. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and Participant.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the General Counsel of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile (transmission confirmed).

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

14. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of the RSUs evidenced hereby, Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the RSUs is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when RSUs will be granted, the number of shares subject to any award under the Plan, and the time or times when each RSU will be settled, will be at the sole discretion of the Company; (d) that the value of the RSUs is an extraordinary item of compensation which is outside the scope of Participant’s employment contract, if any; and that the RSU is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (e) that the vesting of the RSUs cease upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; and (f) that the future value of the underlying Shares is unknown and cannot be predicted with certainty.

15. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware or such other jurisdiction under which the Plan is governed, without regard to its provisions regarding conflicts of laws. Participant hereby consents to any such change in jurisdiction without further action by Participant. Participant irrevocably consents to the nonexclusive jurisdiction, and venue shall reside in the state and federal courts located in the State of Washington.

ACCEPTANCE BY PARTICIPANT

Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof and accepts the RSUs subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the Shares and that Participant should consult a tax adviser prior to such settlement or disposition.

Participant further acknowledges and agrees that electronic acceptance of this Agreement and any Award shall be considered an original signature on this Agreement for all purposes, shall have the same force and effect as an original signature and shall represent an acceptance of all the terms of the Plan and this Agreement.

NEITHER THESE RSUs NOR THE SHARES OF COMMON STOCK ISSUABLE UPON SETTLEMENT OF THESE RSUs (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.